As filed with the Securities and Exchange Commission on December 2, 2016

Registration No. 333-193811

Registration No. 333-206540

Registration No. 333-208889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-193811

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206540

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-208889

Under

The Securities Act of 1933

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

(Exact name of Registrant as specified in its charter)

Japan	98-1295657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4-20-3 Ebisu, Shibuya-ku

Tokyo, Japan

+81 3-5789-5872

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2002 Stock Option and Restricted Stock Plan

2012 Equity Incentive Plan

2014 Equity Incentive Plan

(Full title of the plan(s))

Ryo Kubota, M.D., Ph.D.

Chairman, President and Chief Executive Officer

Kubota Pharmaceutical Holdings Co., Ltd.

4-20-3 Ebisu, Shibuya-ku

Tokyo, Japan

+81 3-5789-5872

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yoichiro Taku

Brian Keyes

Michael Nordtvedt

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments No. 1 (the “Amendments”) amend the Registration Statements on Form S-8 (registration numbers 333-193811 (filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2014), 333-206540 (filed with the SEC on August 24, 2015) and 333-208889 (filed with the SEC on January 6, 2016)) (collectively, the “Registration Statements”) which registered an aggregate of 5,222,671 shares of common stock, without par value (the “Common Stock”) of Acucela Inc. (“Acucela US”) issuable pursuant to Acucela US’s 2002 Stock Option and Restricted Stock Plan, 2012 Equity Incentive Plan and 2014 Equity Incentive Plan.

These Amendments are being filed by Kubota Pharmaceutical Holdings Co., Ltd., a company organized under the laws of Japan (“Holdings”), as successor issuer to Acucela US, following a merger (the “Merger”) that became effective on November 30, 2016. The Merger was effected pursuant to the Agreement and Plan of Merger among Holdings, Acucela US and Acucela North America Inc. (“US Merger Co”), a Washington corporation and wholly-owned subsidiary of Holdings, dated August 9, 2016, pursuant to which Acucela US merged with and into US Merger Co, with US Merger Co surviving as a wholly-owned subsidiary of Holdings and being renamed Acucela Inc. In connection with the closing of the Merger, all offerings of the Common Stock pursuant to the Registration Statements have been terminated. In accordance with undertakings made by Acucela US in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of Acucela US being registered under the Registration Statements that remain unsold at the termination of the offerings, Holdings, as successor issuer to Acucela US, hereby deregisters all of the Common Stock that remains unsold registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on the 2nd day of December, 2016.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.

By:	/s/ Ryo Kubota
Ryo Kubota, M.D., Ph.D. Chairman, President and Chief Executive Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the Registration Statements have been signed by the following persons in the capacities indicated on the 2nd day of December, 2016.

Signature	Title	Date

/s/ Ryo Kubota Ryo Kubota, M.D., Ph.D.	Chairman, President and Chief Executive Officer (Principal Executive Officer, Director and Authorized Representative in the United States)	December 2, 2016

/s/ John Gebhart John Gebhart	Chief Financial Officer, Treasurer and Secretary (Principal Accounting and Financial Officer)	December 2, 2016

/s/ Shintaro Asako Shintaro Asako	Director	December 2, 2016

/s/ Shiro Mita Shiro Mita, Ph.D.	Director	December 2, 2016

/s/ Eisaku Nakamura Eisaku Nakamura	Director	December 2, 2016

/s/ Robert Takeuchi Robert Takeuchi	Director	December 2, 2016